                                                                EXHIBIT 10.19


                                  AGREEMENT


THIS AGREEMENT is made on July 9, 1997 between Dion Taylor O'Leary of 21 West Park Road, Kew, Richmond, Surrey, UK, TW9 4DB ("the Executive"), a resident of the United Kingdom, and COMSHARE, INCORPORATED ("COMSHARE") a Michigan corporation.

                                  RECITALS

A. The Executive has served as an executive officer of Comshare and as an employee of Comshare's United Kingdom subsidiary, Comshare Limited.

B. The Executive is terminating his service with Comshare and its affiliated companies and is executing contemporaneously herewith a Termination Agreement and a Non-Competition Agreement attached hereto as Exhibits A and B (the "Termination Agreement" and the "Non-Competition Agreement") between the Executive and Comshare Limited of which Comshare is an intended beneficiary.

C. The Executive and Comshare wish to provide for certain business requirements of Comshare in addition to those provided for in the Termination Agreement and the Non-Competition Agreement.

   In consideration of the stated recitals and of the promises and mutual covenants contained herein, it is hereby agreed between the Executive and Comshare as follows:

                                  AGREEMENT

1. Until 30 June 1998 the Executive will not perform services anywhere in the world for a competitor of Comshare, whether such services are provided as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than one percent of the equity securities of any entity whose securities are listed or traded on any recognized public exchange), consultant, advisor, agent, or in any other capacity. As used in this agreement, a competitor is defined as any entity engaged in the licensing or distribution of decision support software tools or applications whose product is at that time or is designed to be competitive with a Comshare product, including but not limited to the following companies or corporations (or companies or corporations directly or indirectly controlled by the following corporations or companies) and any successors to their businesses:

   -    Arbor Software Corporation Inc.
   -    Business Objects Inc.
   -    Cognos Inc.
   -    Hyperion Software Corporation
   -    IBM Incorporated
   -    Information Resources Inc.
   -    Merchandise Management Systems Inc.



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

   -    Multime Limited
   -    Oracle Inc.
   -    Pilot Software Inc.
   -    Planning Sciences
   -    Retek Incorporated
   -    SAS Institute Inc.
   -    Seagate Technologies Incorporated

   If the Executive is unsure whether a particular entity which he has under serious consideration would be construed by Comshare as a competitor, he may submit a written request to the President of Comshare for a determination. Comshare shall respond in writing within ten (10) days after receipt of the notice. If Comshare either states that the entity is not a competitor or does not respond within the prescribed time period, then the Executive may accept employment with that entity without breach of this paragraph one. If the executive does not become employed by the entity in question within three (3) months after receipt of Comshare's acceptance (or deemed acceptance), however, then Comshare's acceptance shall be automatically revoked and may be reinstated only if the Executive submits a new request and the above procedure is repeated. The Executive agrees that the nature and the extent of the restrictions of paragraph one are reasonable, are designed to eliminate competition which otherwise would be unfair to Comshare, do not stifle his inherent skill and experience would not operate as a bar to The Executive's sole means of support, and are required to protect the legitimate interests of Comshare. If the provisions of this paragraph are found by any court having jurisdiction to be unreasonably broad to any extent, then the restrictions shall nevertheless remain effective, but shall be deemed amended (solely for the purposes of jurisdiction of such court) as may be considered to be reasonably necessary by such court, and as so amended shall be enforced.

2. Comshare confirms that the Executive will continue to receive the applicable benefits afforded by Comshare's Executive Protection Policy.

3. The provisions of Sections 1.1 and 1.2, all of Section 3 and all of Section 4 of the Non-Competition Agreement are incorporated herein by reference.

4. This Agreement, together with the Termination Agreement and the Non-Competition Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of Michigan and the Executive hereby submits to the jurisdiction of the state and federal courts located in the State of Michigan with respect to any claim or action brought under this Agreement. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof.



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

5. Any notice to be given hereunder may be delivered (a) in the case of Comshare Incorporated by first class post addressed to the President of Comshare Incorporated and (b) in the case of the Executive, either to him personally or by first class post to his last known address. Notice served by post shall be deemed served on the second business day after posting.


Signed by:                              /s/ Kathryn A. Jehle
                                        --------------------
For and on behalf of COMSHARE INCORPORATED


Date:                                   July 9, 1997
                                        ------------

Witness:                                /s/ David Mackenzie
                                        -------------------

Signed by:                              /s/ Dion T. O'Leary
                                        -------------------
For and on behalf of EXECUTIVE


Date:                                   July 9, 1997
                                        ------------

Witness:                                /s/ Barbara Baas
                                        -------------------

                                                                     EXHIBIT A

                            TERMINATION AGREEMENT


THIS AGREEMENT dated this 9th  day of July, 1997

BETWEEN

Comshare Limited, whose registered office is 22 Chelsea Manor Street, London SW3 5RL ("the Company")

and Dion Taylor O'Leary of 21 West Park Road, Kew, Richmond, Surrey, UK, TW9 4DB ("the Executive")


IT IS AGREED as follows:

1. The Executive has given notice to the Company of the termination of his employment; the notice period commencing on 1st July 1997 and ending on 30th September 1997 ("the Termination Date").

2. During the notice period the Executive will be paid his normal salary of pounds sterling 10,133.33 per month, a car allowance of pounds sterling 618 per month and an additional payment coincident with the September salary for outstanding holiday entitlement of pounds sterling 12,160.

3. During the notice period the Executive will relocate his base of operations from the United States, and as a consequence the Company will make a disturbance payment to the Executive of pounds sterling 5,000 per month for each of the three months comprising the notice period. Such payments will be made together with the salary payments.

4. Save for the payments referred to in Clauses 1, 2 and 3 above, the Executive has been paid all outstanding salary, incentive payments or holiday pay which has accrued up to the Termination Date, (including any outstanding bonuses payable including any from the payrolls of Comshare International B.V. and Comshare Inc.) less normal deductions and hereby waives his right to any bonuses or incentive not yet paid.

5. The Company shall on its own behalf and on behalf of all Associated Companies, pay to him the sum of pounds sterling 30,000 as an ex gratia termination payment. Payment will be made in three equal monthly installments of pounds sterling 10,000 each on 30th April 1998, 31st May 1998 and 30th June 1998.

6. The Executive may retain the personal computer presently in his possession.



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

7. If at any time during the period up to 30th June 1998, the Executive returns to live in the United Kingdom, the Company shall, at its own cost, procure that the Executive shall be covered by the Company's Dental Health Insurance and BUPA medical insurance scheme until 30th September 1998.

8. The Executive shall be entitled to exercise any stock options vested as of the Termination Date in shares under the Comshare Incorporated 1988 Stock Option Plan ("the Plan") within three months following the Termination Date in accordance with and subject to the rules and conditions of the Plan.

9. The Company will meet the cost of the Executive obtaining assistance from Arthur Andersen in respect of the preparation of the UK tax return for the fiscal years 1996/7 and 1997/8 and the US tax return for the calendar year 1997. Fees in respect thereof not to exceed pounds sterling 3,000.00.

10. The Company confirms that it will not seek any reimbursement from the Executive of any relocation payments made to him in respect of his secondment to the U.S.A.

11. The Company hereby consents to the Executive, if he so wishes, taking early retirement under and subject to the rules of the Company's pension plan.

12. The Executive accepts the sums and benefits to be given to him under this Agreement, the Non-Competition Agreement between the Executive and the Company of even date and the Agreement between the Executive and Comshare Incorporated of even date are in full and final settlement of all claims and rights of action (whether under statute, common law or otherwise) in any jurisdiction in the world which the Executive has or may have against the Company or any Associated Company, arising out of his employment by the Company or any Associated Company, the termination thereof, or any other matter concerning the Company or any Associated Company PROVIDED ALWAYS that this waiver shall not apply to any pension rights or pension benefits which have accrued to the Executive up to the Termination Date. The Executive hereby waives all such claims and rights of action and agrees that (except for the sums and benefits referred to herein above) no other sums or benefits are due to him from the Company or any Associated Company.

13. The Executive shall contemporaneously with the signing of this Agreement resign in writing from all directorships and other offices which he holds with the Company or any Associated Company and upon the request of the Company will resign in writing as a trustee of the Company's Pension Plans in the form set out in the draft letters attached hereto.

14. The Executive shall return to the Company on the Termination Date all documents and software and any other property (save for the Executive's personal computer if the option to purchase referred to in clause 4 is exercised) belonging to the Company or any Associated Company which is in the Executive's possession or has been in his possession and is under his control.




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

15. In consideration of the sum of pounds sterling 32,196 payable as set out in the Non-Competition Agreement between the Executive and the Company and the Agreement between the Executive and Comshare Incorporated both of even date, the Executive hereby undertakes and agrees to be bound by the restraints set out therein ("the restraints").

16. The Executive confirms that he is responsible for and in due course if required will account to the United Kingdom Inland Revenue or the taxing authorities of any other jurisdiction if appropriate in respect of any tax or other governmental charge payable by the Executive on the payments arising from this Agreement and the Executive hereby indemnifies and holds the Company harmless against any taxes or other imposts excluding employer's National Insurance contributions costs, claims or expenses or proceedings, interest and penalties incurred by the Company in connection therewith. The Company agrees to provide the Executive with details of any request received by the Company from the Inland Revenue or any other authority for payment of any tax, impost, interest and /or penalties in connection with the payments arising out of this agreement as soon as reasonably practicable after the Company has received the same. The Company also reserves the right to set off any sums owed to it by the Executive pursuant to this Clause 16, against any liability to make payments under this agreement.

17. The Executive agrees to keep the terms of this Agreement confidential and not to disclose them without prior written authority of the Company Secretary save that in the event of receiving from any person, company, business entity or other organization an offer of employment either during the continuance of this Agreement or during the continuance in force of any of the restrictions set out in the Non-Competition Agreement between the Executive and the Company and the Agreement between the Executive and Comshare Incorporated both of even date, he will forthwith provide to such person, company, business entity or other organization making such an offer of employment a full and accurate copy of this Agreement signed by the parties hereto.

18. For the purposes of this Agreement, an "Associated Company" includes any firm, company, corporation, business entity or other organization which is directly or indirectly controlled by the Company, or which directly or indirectly controls the Company, or which is directly or indirectly controlled by a third party who also directly or indirectly controls the Company. All references in this Agreement to the Company or any Associated Companies shall include any successor in title or assign of the Company or any of the Associated Companies.

19. The various provisions and sub-provisions of this Agreement are severable and if any provision or part thereof is held to be unenforceable by any court of competent jurisdiction then such unenforceability shall not affect the enforceability of the remaining provisions or parts thereof in this Agreement or the Schedule.



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

20. The terms of this Agreement, the Non-Competition Agreement and the Agreement between the Executive and Comshare Incorporated constitute the entire agreement and understanding between the parties hereto and supersede and replace all prior negotiations, agreements, arrangements or understandings (whether implied or express, orally or in writing) concerning the subject matter hereof, all of which are hereby treated as terminated by mutual consent provided that nothing in this Agreement will affect or prevent the Executive and enforcing his right or rights pursuant to the letter of January 17, 1997 to the Executive from Dykema Gossett of Ann Arbor.

21. This agreement is governed by English Law and the parties hereby submit to the jurisdiction of the English Courts.


SIGNED by or on behalf of the parties on the date first above written:


Signed by:                                      /s/ Kathryn A. Jehle
For and on behalf of COMSHARE LIMITED           --------------------


Date:                                           July 9, 1997
                                                ------------

Signed by:                                      /s/ Dion T. O'Leary
                                                -------------------
For and on behalf of EXECUTIVE


Date:                                           July 9, 1997
                                                ------------

                                                                   EXHIBIT B


                          NON COMPETITION AGREEMENT

THIS AGREEMENT dated this 9th day of July, 1997

BETWEEN

Comshare Limited whose registered office is 22 Chelsea Manor Street, London SW3 5RL ("the Company")

and Dion Taylor O'Leary of 21 West Park Road, Kew, Richmond, Surrey, UK, TW9 4DB ("the Executive")

IT IS AGREED as follows:

In consideration of Comshare Limited ("the Company") paying to the Executive the sum of pounds sterling 32,196, less any tax and national insurance the Company is obliged to deduct if any, the Employee agrees as follows:-

1. CONFIDENTIALITY

1.1 Save as required by law the Executive shall not at any time (without limit) after the Termination Date directly or indirectly:

    1.1.1 use for his own purposes or those of any other person, company, business entity or other organization whatsoever; or

    1.1.2 disclose to any person, company, business entity or other organization whatsoever;

          any trade secrets or confidential information relating or belonging to the Company or its Associated Companies including but not limited to any such information relating to customers, customer lists or requirements, price lists or pricing structures, marketing and sales information, business plans or dealings, employees or officers, financial information and plans, including strategic plans for marketing sales and product development, designs, formulae, product lines, research activities, any document marked 'Confidential' or which he might reasonably expect the Company would regard as 'Confidential', or any information which has been given to the Company or Associated Company in confidence by customers, suppliers or other persons.

1.2 The obligations contained in Clause 1.1 shall cease to apply to any information or knowledge which may subsequently come into the public domain other than by way of unauthorized disclosure.



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

1.3 the Executive shall not make or communicate any statement (whether written or oral) to any representative of the press, television, radio or other media and shall not write any article for the press or otherwise for publication regarding the business of the Company or any Associated Company without obtaining the written approval of the Board.

1.4 The Executive agrees not to make, or cause to be made, any derogatory or critical statements (whether orally or in writing) about the Company or any Associated Company or their respective officers or employees.

1.5 The company agrees not to make, or cause to be made, any derogatory or critical statements (whether orally or in writing) about the Executive.

2.  NON COMPETITION

2.1 The Executive hereby agrees that he shall not (without the consent in writing of the Board) for a period of twelve months immediately following the Termination Date within the Prohibited Area and whether on his own account or in conjunction with or on behalf of any other person, firm, company or other organization and whether as an employee, director, principal, agent, consultant or in any other capacity whatsoever in competition with the Company be directly or indirectly employed or engaged in or perform services in respect of, or be concerned with:-

2.2 the research into, development, manufacture, supply or marketing of any product which is of the same or similar type to any product researched, developed, manufactured, supplied, sold or marketed by the Company during the twelve months immediately preceding the Termination Date;

2.3 the development or provision of any services (including but not limited to technical and product support, consultancy or customer services) which are of the same or similar type to any services provided by the Company during the twelve months preceding the Termination Date;

    PROVIDED ALWAYS that the provisions of this Clause 2 shall apply only in respect of products or services with which the Executive was either personally concerned or for which he was responsible whilst either employed by the Company during the twelve months immediately preceding the Termination Date and that it shall only apply in respect of products researched, developed, manufactured, supplied or marketed by or in respect of services developed or provided by, the following companies or corporations (or by companies or corporations directly or indirectly controlled by the following corporations or companies) or the successors to their businesses:-


    -    Arbor Software Corporation Inc.
    -    Business Objects Inc.
    -    Cognos Inc.
    -    Hyperion Software Corporation




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

    -    IBM Incorporated
    -    Information Resources Inc.
    -    Merchandise Management Systems Inc.
    -    Multime Limited
    -    Oracle Inc.
    -    Pilot Software Inc.
    -    Planning Sciences
    -    Retek Incorporated
    -    SAS Institute Inc.
    -    Seagate Technologies Incorporated

3.  NON SOLICITATION OF CUSTOMERS

3.1 The Executive hereby agrees that he shall not for a period of twelve months immediately following the termination of his employment and whether on his own behalf or in conjunction with any person, company, business entity or other organization whatsoever directly or indirectly:-

3.2 solicit or assist in soliciting in competition with the Company, the custom or business of any Customer or Prospective Customer:-

    3.2.1 with whom the Executive has had personal contact or dealings on behalf of the Company during the twelve months immediately preceding the Termination Date;

    3.2.2 with whom employees reporting to the Executive had person contact or dealings on behalf of the Company during the twelve months immediately preceding the Termination Date;

    3.2.3 for whom the Executive was directly or indirectly responsible during the twelve months immediately preceding the Termination Date;

3.3 accept or facilitate the acceptance of, or deal with, in competition with the Company, the custom or business of any Customer or Prospective Customer:-

    3.3.1 with whom the Executive has had personal contact or dealings on behalf of the Company during the twelve months immediately preceding the Termination Date;

    3.3.2 with whom employees reporting to the Executive had dealings on behalf of the Company during the twelve months immediately preceding the Termination Date;

    3.3.3 for whom the Executive was directly or indirectly responsible during the twelve months immediately preceding the Termination Date.

4.  NON SOLICITATION OF EMPLOYEES

4.1 The Executive hereby agrees that he will not for a period of twelve months immediately following the termination of his employment either on his own account or in conjunction with or on behalf of any other person, company, business entity or other organization whatsoever directly or indirectly:-

4.2 induce, solicit, entice or procure any person who is a Company Employee to leave such employment, where that person is a Company Employee on the Termination Date.

4.3 accept into employment or otherwise engage or use the services of any person who is a Company Employee on the Termination Date.

5.  ASSOCIATED COMPANIES

5.1 Clauses 2, 3, 4 and 6 in this Agreement shall apply as though references to the "Associated Company" were substituted for references to the "Company" (save that Clause 1 shall not apply in relation to Comshare Incorporated as the Executive is entering into a direct agreement with Comshare Incorporated in relation to non-competition). The obligations undertaken by the Executive pursuant to this Clause 5 shall, with respect to each Associated Company, constitute a separate and distinct covenant and the invalidity or unenforceability of any such covenant shall not affect the validity or enforceability of the covenants in favor of the Company or any other Associated Company PROVIDED ALWAYS that this Clause 5 shall only apply to those Associated Companies to whom the Executive gave his services or with whom he had been concerned in the twelve months immediately preceding the Termination Date.

5.2 In relation to each Associated Company the Company contracts as trustee and agent for the benefit of such Associated Company. If required the Executive will enter into covenants in the terms of those set out in paragraphs 2, 3, 4 and 6 direct with any such Associated Company mutatis mutandis. If the Executive fails to sign the necessary documents to give effect to the foregoing, the Company shall be entitled and is hereby irrevocably authorized on behalf of the Executive to execute all such documents as are required to give effect to the foregoing.

6.  DEFINITIONS

For the purposes of this Agreement the following words and cognate expressions shall have the meanings set out below:

6.1 "Customer" shall mean any person, firm, company or other organization whatsoever to whom the Company has supplied goods or services.

6.2 "Prospective Customer" shall mean any person, firm, company or other organization whatsoever with whom the Company has had any negotiations or material discussions regarding the possible supply of goods or services.

6.3 "Termination Date" shall mean the thirtieth day of September 1997 upon which the Executive's employment with the Company terminates.

6.4 "The Board" shall mean the Board of Directors of the Company.

6.5 "Associated Company" includes any firm, company, corporation or other organization which:-

    6.5.1  is directly or indirectly controlled by the Company; or

    6.5.2  directly or indirectly controls the Company; or

    6.5.3 is directly or indirectly controlled by a third party who also directly or indirectly controls the Company; or

    6.5.4 is the successor in the title or assign of the firms, companies, corporations or other organizations referred to above.

6.6 "Company" shall mean Comshare Limited and its successors in title and assigns.

6.7 "Prohibited Area" means:

    6.7.1  the United Kingdom

    6.7.2 any other country in the world where on the Termination Date, the Company develops, sells, supplies, manufactures or researches its products or services and in respect of which the Executive has been responsible (whether alone or jointly with others), concerned or active on behalf of the Company during any part of the two years immediately preceding the Termination Date.

6.8 "Company Employee" means any person who was employed in sales, marketing, product development, technical support, customer support and implementation by the Company or any Associated Company and:

    6.8.1 with whom the Executive had personal contact or dealings in performing his duties or employment; or

    6.8.2 who reported to the Executive; or



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

     6.8.3 who had material contact with customers or suppliers of the Company in performing his or her duties of employment with the Company or any Associated Company (as applicable); or

     6.8.4 who was a member of the management team of the Company or any Associated Company.

7. DEBRIEFING

The Executive agrees to co-operate with the Company's debriefing process and shall answer all questions and provide all necessary information to the Company as may be required in order to ensure the smooth handover of his work after the Termination Date.

8. PAYMENT ARRANGEMENTS

The Company shall pay the sum of pounds sterling 32,196 to the Executive in three equal monthly installments of pounds sterling 10,732 on 30th April 1998, 31st May 1998 and 30th June 1998 - PROVIDED THAT the Executive has not breached any of the Clauses 2, 3, 4, 5 or 7 of this Schedule or any of the provisions of the Agreement between the Executive and Comshare of even date herewith. In the event that such breach occurs the Company reserves the right to stop making further payments under this Clause 8 and to recover any sums already paid.

SIGNED by or on behalf of the parties on the date first above written.


Signed by:                                      /s/ Kathryn A. Jehle
For and on behalf of COMSHARE LIMITED           --------------------


Date:                                           July 9, 1997
                                                ------------

Signed by:                                      /s/ Dion T. O'Leary
                                                -------------------
For and on behalf of EXECUTIVE


Date:                                           July 9, 1997
                                                ------------




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